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Building a better working world

January 29, 2015

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Ladies and Gentlemen:

We have read Item 4.01 of Form 8-K dated January 29, 2015, of Richardson Electronics, Ltd., and are in agreement with the statements contained in paragraphs 2, 3 and 4 on page 2 therein. We have no basis to agree or disagree with other statements of the registrant contained therein.

Ernst & Young LLP